UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2007

METAVANTE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-33747	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 357-2290

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 8, 2007, Metavante Technologies, Inc. (the “Company”) announced a one-time founder’s grant (the “Founder’s Grant”) of Company common stock, par value $0.01 per share (the “Common Stock”), to employees. The Founder’s Grant will be made to certain eligible employees who were employed by the Company as of November 1, 2007 and, with respect to U.S.-based employees, will be effectuated through the Company’s retirement plan. The Company will make an approximately $11.0 million cash contribution to the retirement plan and the retirement plan will purchase shares of Common Stock in the open market no earlier than November 16, 2007. Each eligible employee will receive a contribution of approximately $2,000 in his or her retirement plan account, which will be used by the retirement plan to purchase shares of Common Stock as described above. Eligible Canadian-based employees will receive a comparable benefit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVANTE TECHNOLOGIES, INC.

Date: November 8, 2007	/s/ Navroz J. Daroga
	Name:	Navroz J. Daroga
	Title:	Executive Vice President, Chief Administrative Officer, Chief Compliance Officer and Secretary